Exhibit 10.3

October 22, 2002
Ms. Leen Simonet
Executive Vice President and Chief Financial Officer
Coherent, Inc.
5100 Patrick Henry Drive
Post Office Box 54980
Santa Clara, CA 95056

Dear Leen:

     This letter will confirm our mutual agreement to modify the terms of the Promissory Note, dated as of April 30, 2001, from ESC Medical Systems Ltd., n/k/a "Lumenis Ltd." ("Payor") and Coherent, Inc. ("Payee"), in the principal amount of $12,904,000 (the "Note"). Capitalized terms used and not otherwise defined herein shall have the respective meanings ascribed to such terms in the Note.

     Payor and Payee hereby agree that (i) the Principal Amount shall be due as follows: (A) three (3) equal monthly installments, each in the amount of One Million Seventy-Five Thousand Dollars ($1,075,000), on October 31, 2002, November 30, 2002 and December 31, 2002, respectively, and (B) thereafter, seven
(7) equal monthly installments, each in the amount of One Million Three Hundred Eighty-Two Thousand Seven Hundred Fourteen Dollars and Thirty Cents ($1,382,714.30), with the first such payment due on January 31, 2003; and (ii) interest on the unpaid Principal Amount shall accrue at the rate of nine percent (9%) per annum and shall be payable monthly, commencing on October 31, 2002.

     Notwithstanding the foregoing, the final three (3) monthly payments of the Principal Amount, or the remaining outstanding balance thereof, whichever is less, shall be made not later than two (2) business days after Payor receives net proceeds of not less than Twenty Million Dollars ($20,000,000), in the aggregate, from an accounts receivable financing or other new financing.

     Except as expressly provided herein, the Note shall continue in full force and effect, and the terms therein shall continue to govern the respective rights and obligations of Payor and Payee.

     Please indicate your acceptance of the terms of this letter agreement by signing where indicated below and returning one copy to me at the address above.


                                             Very truly yours,

                                             /s/ Kevin R. Morano
                                             Kevin R. Morano

Acknowledged and Agreed to by:

COHERENT, INC.


/s/ Helene Simonet
-------------------------------------
Name:  Helene Simonet
Title: Chief Executive Officer
Date:  October 23, 2002


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